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                                                                 EXHIBIT 4.69

                                                            DRAFT DATED: 12/9/96

                                                                  LOAN NO. T0364


                                  COBANK, ACB

                       FIRST AMENDMENT AND SUPPLEMENT TO
                                 LOAN AGREEMENT

         THIS FIRST AMENDMENT AND SUPPLEMENT TO LOAN AGREEMENT (this "First Amendment") is made and entered into as of December 15, 1996, by and between COBANK, ACB ("CoBank") and MERCURY CELLULAR OF KANSAS, INC. (the "Borrower"), and amends that certain Loan Agreement, dated as of April 20, 1995, between CoBank and the Borrower (the "Original Loan Agreement"), and is joined in and consented to by MERCURY CELLULAR TELEPHONE COMPANY ("MCTC").

         SECTION 1. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Loan Agreement.

         SECTION 2. Section 4(B) of the Original Loan Agreement is hereby amended and supplemented by deleting in its entirety the third paragraph of such Section and substituting in lieu thereof the following paragraph:

                 "The term "Total Leverage Ratio" shall mean the ratio of Indebtedness to Operating Cash Flow (as such terms are hereinafter defined). The term "Indebtedness" shall mean (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) capitalized agreements,
         (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid, and (vii) fixed payment obligations under guarantees that are due and remain unpaid; provided, however, that the term "Indebtedness" shall not include any obligations now or hereafter (a) incurred by the Borrower or (b) assumed by the Borrower from CTC Financial, Inc. ("CTC") pursuant to that certain Assignment, Assumption and Agreement Regarding Amendments to Loan Documents, dated as of December 15, 1996, among the Borrower, CTC, CoBank and certain other parties identified therein (the "Assumption Agreement"), and in either event the proceeds of which have been or are to be received from CoBank and advanced to affiliated entities of the Borrower (collectively, the "Pass- Through Obligations"). The term "Operating Cash Flow" shall mean the sum of (a) pre-tax income or deficit, as the case may be, after payment of all management fees




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First Amendment to Loan Agreement/Mercury Cellular of Kansas
Loan No. T0364


         (excluding extraordinary gains and the write up of any asset, and any investment income or loss), (b) total interest expense (including non-cash interest, but excluding interest expense on Pass-Through Obligations), (c) depreciation and amortization expense, and (d) management fees accruing during the applicable period but unpaid. Operating Cash Flow shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation. All calculations necessary for the determination of the Total Leverage Ratio shall be made in accordance with generally accepted accounting principles ("GAAP") consistently applied for the Borrower alone, without taking into account the financial results or assets and liabilities of any affiliated entity.

         SECTION 3. Section 14(E) of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

                 "(E)        LOANS AND INVESTMENTS.  After the date hereof,
         make any loan or advance to, invest in, purchase or make any commitment to purchase any commercial paper, stock, bonds, notes, or other securities of any person or entity (each, whether made directly or indirectly, an "Investment") in an amount in excess of $100,000 as to any single Investment or in excess of $1,000,000 as to all Investments existing at any time, other than (i) securities or deposits issued, guaranteed or fully insured as to payment by the United States of America or any agency thereof, (ii) stock or other securities of CoBank, (iii) commercial paper, stocks, bonds, notes or other securities of institutions whose senior unsecured debt obligations are rated by a nationally recognized rating organization in any of its three highest rating categories or any equivalent successor rating categories, (iv) mutual funds that have a four star rating by Morningstar Mutual Funds, 225 West Wacker Drive, Chicago, Illinois 60606, or an equivalent rating by a nationally recognized rating organization, or (v) any advances to its affiliated entities of loan proceeds received from CoBank as contemplated by the Assumption Agreement or any other loan agreement entered into between CoBank and the Borrower."

         SECTION 4. Section 15(E) of the Original Loan Agreement is hereby amended and supplemented by deleting such Section in its entirety and substituting in lieu thereof the following Section:

                 "(E)        CROSS-DEFAULT.  The occurrence of any breach,
         default, event of default, or event which with the giving of notice or lapse of time, or both, could




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First Amendment to Loan Agreement/Mercury Cellular of Kansas
Loan No. T0364


         become a default or event of default under (i) any Loan Document other than this Agreement, or (ii) the terms of any agreement (other than the Loan Documents) between the Borrower or MCTC and CoBank, including, without limitation, any loan agreement and promissory note assumed by the Borrower from CTC pursuant to the Assumption Agreement and any guaranty, other loan agreement, security agreement, pledge agreement, mortgage, deed to secure debt, or deed of trust.

         SECTION 5. All references in the Original Loan Agreement and the other Loan Documents to "this Agreement" or the "Loan Agreement" shall hereafter be to the Original Loan Agreement as amended by this First Amendment.

         SECTION 6. This First Amendment shall not constitute a novation of the promissory note or any of the other documents or agreements executed or delivered in connection with the loan pursuant to the Original Loan Agreement or any of the other Loan Documents.

         SECTION 7. MCTC hereby consents to the amendments to the Original Loan Agreement as set forth in this First Amendment.

         SECTION 8. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 9. Except to the extent governed by applicable federal law, this First Amendment shall be governed by and construed in accordance with the laws of the State of Kansas, without reference to choice of law doctrine.



                           [Signatures on next page]





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First Amendment to Loan Agreement/Mercury Cellular of Kansas
Loan No. T0364


         IN WITNESS WHEREOF, the Borrower has caused this First Amendment to be executed and attested under seal and delivered, and CoBank has caused this First Amendment to be executed and delivered, each by its duly authorized officers, as of the date first shown above.

                                  MERCURY CELLULAR OF KANSAS,  INC.


                                   By:
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                                      Name:
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                                      Title:
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                                  Attest:
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                                          Name:
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                                          Title:
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                                                  [CORPORATE SEAL]


                                  MERCURY CELLULAR TELEPHONE COMPANY


                                   By:
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                                      Name:
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                                      Title:
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                                  Attest:
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                                          Name:
                                               ---------------------
                                          Title:
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                                                  [CORPORATE SEAL]


                                  COBANK, ACB


                                  By:
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                                      Name:
                                           -------------------------
                                      Title:
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